UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-1 Registration Statement No. 333-185571

ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SW China Imports, Inc.

 (Exact name of registrant as specified in its charter)

                                          Nevada

 (State or other jurisdiction of incorporation or organization)

                                            5190

 (Primary Standard Industrial Classification Code Number)

                                       45-0704149

 (I.R.S. Employer Identification Number)

           15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855; Tel: (240) 477-7738, Fax: (240) 715-9116

 (Address, including zip code, and telephone number, including are code, of registrant’s principal executive offices)

                    15800 Crabbs Branch Way, Ste. 310, Rockville, MD  20855; Tel: (240) 477-7738

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Taurus Financial Partners, LLC, c/o The Mailbox #5241, P. O. Box 523882, Miami, FL  33152-3882

Tel: (512) 772-1542; Fax: (512) 772-1569 and (949) 607-4052

                  As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of the proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large Accelerated Filer ☐                                                                                                        Accelerated Filer    ☐

Non-Accelerated Filer   ☐  (Do not check if a smaller reporting company)            Smaller Reporting Company ☒

Explanatory Note

On December 20, 2012, SW China Imports, Inc. (“SW China”) filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-1 (File No. 333-185571) (“Registration Statement”), which was amended by pre-effective amendments filed on January 18, 2013 and February 11, 2013 to register the offer and sale of 62,500,000 shares of SW China common stock, $0.0001 par value, offered by Selling Stockholders.  The Registration Statement was declared effective by the Commission on February 19, 2013.  The Registration Statement was filed by SW China for the benefit of the Selling Stockholders.  The Selling Stockholders collectively sold 38,500,000 shares of SW China’s common stock pursuant to the Registration Statement.

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration the 24,000,000 shares of SW China’s common stock, $0.0001 par value, not sold by the Selling Stockholders pursuant to the Registration Statement.  All of the unsold shares are held directly by Seon Won, SW China’s sole officer and director.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 16th day of April, 2013.

SW CHINA IMPORTS, INC.

By:

/s/ Seon Won

Seon Won

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on April 16, 2013 by the following persons in the capacities indicated:

By:

/s/ Seon Won

Seon Won

President, Chief Executive Officer,

Principal Executive Officer, Treasurer,

Principal Financial Officer, Secretary and Director

(Sole Officer and Director)

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